Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Reports Third Quarter 2025 Financial Results

NEWARK, Del., Oct. 23, 2025 — Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released third quarter 2025 financial results. Complete financial results and related materials are available at www.SallieMae.com/investors. The materials will also be available on the Securities and Exchange Commission’s website at www.sec.gov.

Sallie Mae will host an earnings conference call today, Oct. 23, 2025, at 5:30 p.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.
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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@salliemae.com

Investors
Kate deLacy, 571-438-9574, kate.delacy@salliemae.com

NEWARK, Del., Oct. 23, 2025 — Sallie Mae (Nasdaq:SLM), formally SLM Corporation, today released its third quarter 2025 financial results.
$0.63 GAAP Diluted Earnings Per Common Share	6% Private Education Loan Originations Growth from Year-Ago Quarter	5.6M Shares repurchased in Q3 2025 for $166M(1)	1.95% Total Net Charge-Offs as a Percentage of Average Loans in Repayment (annualized)	$180M Non-Interest Expenses

“We delivered another solid quarter in line with our expectations. We are particularly pleased with our strong credit performance, lower net charge-offs, stabilization in late-stage delinquencies, and continued lower levels of loan modification enrollments compared to the prior year.”

                                Jonathan Witter, CEO, Sallie Mae

Private Education Loan Portfolio Trends

▪$22.3B of average loans outstanding, net, up 9% from Q3 2024

▪$179M in provisions for credit losses in Q3 2025, compared with $267M in Q3 2024

▪1.00% loans in a hardship forbearance, down from 1.01% in Q3 2024(2)

▪4.01% delinquencies as a percentage of loans in repayment, compared with 3.60% in Q3 2024

▪1.95% net charge-offs as a percentage of average loans in repayment (annualized), compared with 2.08% in Q3 2024

Balance Sheet & Capital Allocation
$0.13 Common stock dividend per share paid in Q3 2025	12.6% Total risk-based capital ratio and CET1 capital ratio of 11.3%
$138M Capacity remaining under the 2024 Share Repurchase Program as of September 30, 2025
Income Statement & Earnings Summary		2025 Guidance* For the full year 2025, the Company expects:
$132M GAAP Net Income attributable to common stock in Q3 2025	5.18% Net interest margin for Q3 2025, an increase of 18 basis points from Q3 2024	$3.20 - $3.30 GAAP Diluted Earnings Per Common Share	5% - 6% Private Education Loan Originations Year-over-Year Growth
$136M Gain on sale of loans in Q3 2025
$179M
Provision for credit losses, a decrease from Q3 2024 largely due to $119M release of provision from loan sale, offset by an increase in loan commitments, net of expired commitments, and changes in economic outlook
		2.0% - 2.2% Total Loan Portfolio Net Charge-Offs as a Percentage of Average Loans in Repayment	$655 million - $675 million Non-Interest Expenses
Investor Contact: Kate deLacy, 571-438-9574                 Media Contact: Rick Castellano, 302-451-2541

* The 2025 Guidance and related comments constitute forward-looking statements and are based on management’s current expectations and beliefs. There can be no guarantee as to whether and to what extent this guidance will be achieved. The Company undertakes no obligation to revise or release any revision or update to these forward-looking statements. See our Forward-Looking Statements disclosures on pg. 4 for more information.

Quarterly Financial Highlights

	Q3 2025	Q2 2025	Q3 2024
Income Statement ($ millions)
Total interest income	$658	$657	$653
Total interest expense	285	280	293
Net interest income	373	377	359
Less: provisions for credit losses	179	149	271
Total non-interest income	173	27	24
Total non-interest expenses	180	167	172
Income tax expense (benefit)	50	16	(14)
Net income (loss)	136	71	(45)
Preferred stock dividends	4	4	5
Net income (loss) attributable to common stock	$132	$67	$(50)

Ending Balances ($ millions)
Private Education Loans held for investment, net	$21,615	$21,160	$20,460
FFELP Loans held for sale, net	—	—	486
Deposits	20,012	20,482	21,445
Brokered	7,738	8,592	9,844
Retail and other	12,274	11,890	11,601

Key Performance Metrics ($ in millions)
Net interest margin	5.18%	5.31%	5.00%
Yield - Total interest-earning assets	9.14%	9.25%	9.07%
Private Education Loans	10.58%	10.62%	10.79%
Cost of Funds	4.24%	4.22%	4.35%
Return on Assets (“ROA”)(3)	1.9%	1.0%	(0.6)%
Return on Common Equity (“ROCE”)(4)	24.3%	12.6%	(10.2)%
Private Education Loan sales	$1,936	$—	$—

Per Common Share
GAAP diluted earnings (loss) per common share	$0.63	$0.32	$(0.23)
Average common and common equivalent shares outstanding (millions)	211	213	215

Footnotes:

(1) Shares of common stock were repurchased under Rule 10b5-1 trading plans authorized under the Company’s 2024 Share Repurchase Program. As of September 30, 2025, we had $138 million of capacity remaining under the 2024 Share Repurchase Program.

(2) We calculate the percentage of loans in hardship and other forbearances as the ratio of (a) Private Education Loans in hardship and other forbearances (excluding loans in an extended grace period and delinquent loans in disaster forbearance) numerator to (b) Private Education Loans in repayment and forbearance denominator. If the customer is in financial hardship, we work with the customer and/or cosigner and identify any available alternative arrangements designed to reduce monthly payment obligations, which may include a short-term hardship forbearance. Loans in hardship and other forbearances (excluding loans in an extended grace period and delinquent loans in disaster forbearance) were approximately $166 million and $159 million at September 30, 2025 and 2024, respectively.

(3) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

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CAUTIONARY NOTE AND DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this press release. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. These include, but are not limited to: strategies; goals and assumptions of SLM Corporation and its subsidiaries, collectively or individually as the context requires (the “Company”); the Company’s expectation and ability to execute loan sales and share repurchases; the Company’s expectation and ability to pay a quarterly cash dividend on our common stock in the future, subject to the approval of our Board of Directors; the Company’s 2025 guidance; the Company’s three-year horizon outlook; the impact of acquisitions we have made or may make in the future; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations.

Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors, many of which are difficult to predict and generally beyond the control of the Company, which may cause actual results to be materially different from those reflected in such forward-looking statements. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws or regulations; changes in laws, regulations, and supervisory expectations, especially in light of the goals of the Trump administration; our ability to timely develop new products and services and the acceptance of those products and services by potential and existing customers; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company is a party; credit risk associated with the Company’s exposure to third parties, including counterparties to the Company’s derivative transactions; the effectiveness of our risk management framework and quantitative models; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; the societal, demographic, business, and legislative/regulatory impacts of pandemics, other public health crises, severe weather events, and/or natural disasters; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families, including changes as a result of new limits on, or reductions in, funding that certain educational institutions receive from the Federal government; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers, or any change related thereto; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans owned by us; changes in general economic conditions, including as a result of the impact of tariffs or trade wars or other current initiatives of the Federal government, that may impact the demand for student loans and the risk of default of outstanding loans; our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect.

All oral and written forward-looking statements attributed to the Company are expressly qualified in their entirety by the factors, risks, and uncertainties set forth in the foregoing cautionary statements, and are made only as of the date of this press release or, where the statement is oral, as of the date stated. We do not undertake any obligation to update or revise any forward-looking statements to conform to actual results or changes in our expectations, nor to reflect events or circumstances that occur after the date on which such statements were made. In light of these risks, uncertainties, and assumptions, you should not put undue reliance on any forward-looking statements discussed.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30,	December 31,
(Dollars in thousands, except share and per share amounts)	2025	2024
Assets
Cash and cash equivalents	$3,539,341	$4,700,366
Investments:
Trading investments at fair value (cost of $38,668 and $41,715, respectively)	51,963	53,262
Available-for-sale investments at fair value (cost of $1,841,143 and $2,042,473, respectively)	1,775,784	1,933,226
Other investments	117,211	112,377
Total investments	1,944,958	2,098,865
Loans held for investment (net of allowance for losses of $1,526,104 and $1,435,920, respectively)	21,615,067	20,902,158
Restricted cash	193,143	173,894
Other interest-earning assets	838	4,880
Accrued interest receivable	1,690,102	1,546,590
Premises and equipment, net	119,286	119,354
Goodwill and acquired intangible assets, net	60,767	63,532
Income taxes receivable, net	405,082	425,625
Other assets	36,838	36,846
Total assets	$29,605,422	$30,072,110

Liabilities
Deposits	$20,012,108	$21,068,568
Long-term borrowings	6,838,995	6,440,345
Other liabilities	413,021	403,277
Total liabilities	27,264,124	27,912,190
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 443.2 million and 440.6 million shares issued, respectively	88,637	88,121
Additional paid-in capital	1,231,189	1,193,753
Accumulated other comprehensive loss (net of tax benefit of ($15,124) and ($21,209), respectively)	(45,167)	(65,861)
Retained earnings	4,531,160	4,114,446
Total SLM Corporation stockholders’ equity before treasury stock	6,056,889	5,581,529
Less: Common stock held in treasury at cost: 240.1 million and 230.2 million shares, respectively	(3,715,591)	(3,421,609)
Total equity	2,341,298	2,159,920
Total liabilities and equity	$29,605,422	$30,072,110

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except share and per share amounts)	2025	2024	2025	2024
Interest income:
Loans	$593,734	$565,046	$1,790,110	$1,726,991
Investments	14,955	16,299	43,411	45,945
Cash and cash equivalents	48,898	71,294	136,915	184,737
Total interest income	657,587	652,639	1,970,436	1,957,673
Interest expense:
Deposits	203,577	225,749	609,194	657,480
Interest expense on short-term borrowings	717	3,467	7,731	10,339
Interest expense on long-term borrowings	80,316	64,020	228,744	171,263
Total interest expense	284,610	293,236	845,669	839,082
Net interest income	372,977	359,403	1,124,767	1,118,591
Less: provisions for credit losses	179,462	271,465	351,466	300,336
Net interest income after provisions for credit losses	193,515	87,938	773,301	818,255
Non-interest income:
Gains (losses) on sales of loans, net	135,958	(31)	323,680	254,937
Gains (losses) on securities, net	4,876	(3,836)	(8,143)	385
Other income	31,868	28,390	89,985	85,164
Total non-interest income	172,702	24,523	405,522	340,486
Non-interest expenses:
Operating expenses:
Compensation and benefits	83,667	87,566	259,397	269,303
FDIC assessment fees	6,511	12,973	28,696	38,012
Other operating expenses	89,380	70,259	211,399	181,122
Total operating expenses	179,558	170,798	499,492	488,437
Acquired intangible assets amortization expense	846	1,225	2,765	3,834
Total non-interest expenses	180,404	172,023	502,257	492,271
Income (loss) before income tax expense	185,813	(59,562)	676,566	666,470
Income tax expense (benefit)	49,963	(14,410)	164,904	169,698
Net income (loss)	135,850	(45,152)	511,662	496,772
Preferred stock dividends	3,994	4,648	11,922	13,929
Net income (loss) attributable to SLM Corporation common stock	$131,856	$(49,800)	$499,740	$482,843
Basic earnings (loss) per common share	$0.64	$(0.23)	$2.39	$2.21
Average common shares outstanding	207,144	214,873	209,023	218,059
Diluted earnings (loss) per common share	$0.63	$(0.23)	$2.35	$2.18
Average common and common equivalent shares outstanding	210,607	214,873	212,922	221,553
Declared dividends per common share	$0.13	$0.11	$0.39	$0.33